Exhibit 99

VIACOM REPORTS STRONG DOUBLE-DIGIT EARNINGS GROWTH
FOR FIRST QUARTER 2014

•	Operating Income Rose 20% on Higher Results in Media Networks and Filmed Entertainment

•	Adjusted Net Earnings Up 19%; Adjusted Diluted EPS Increased 32%

•	Media Networks Revenues Rose 6% to $2.54 Billion, Driven By Higher Affiliate and Advertising Revenues

•	$1.1 Billion Returned to Shareholders in the Quarter Through Share Repurchases and Dividends

Fiscal Year 2014 Results

	Quarter Ended December 31,		B/(W)
(in millions, except per share amounts)	2013	2012	2013 vs. 2012

Revenues	$3,197	$3,314	(4)%
Operating income	960	797	20
Net earnings from continuing operations attributable to Viacom	547	473	16
Adjusted net earnings from continuing operations attributable to Viacom*	547	461	19
Diluted EPS from continuing operations	1.20	0.93	29
Adjusted diluted EPS from continuing operations*	$1.20	$0.91	32%

* Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

New York, N.Y., January 30, 2014 – Viacom Inc. (NASDAQ: VIAB, VIA) today reported financial results including significant earnings growth for the fiscal first quarter of 2014, ended December 31, 2013.

Revenues of $3.20 billion declined 4%, reflecting higher Media Networks revenues, which were more than offset by declines in Filmed Entertainment. Operating income rose 20% to $960 million, representing improved operating results across the company. Adjusted net earnings from continuing operations attributable to Viacom increased 19% to $547 million, and adjusted diluted earnings per share from continuing operations were up 32% to $1.20 per diluted share.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom continues to deliver on its proven strategy of creating the world’s best entertainment content, and engaging audiences in new and powerful ways. We look forward to continuing to deliver for shareholders.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Once again, Viacom’s results reflect our significant investments in content, our deep connection with audiences and our ongoing financial discipline. Our Media Networks continue to lead on television while also pioneering new, multi-screen experiences for users and expanded opportunities for advertising and distribution partners. With high profile films this quarter in Anchorman 2: The Legend Continues, Jackass Presents: Bad Grandpa, Nebraska and Wolf of Wall Street, Paramount is off to a strong start as the studio continues building its animation and television production capabilities alongside a promising slate for fiscal 2014.

“Viacom delivered $1.1 billion of capital directly to shareholders in the first quarter of 2014 through share repurchases and dividends, underscoring our continuing commitment to return significant value to investors.”

Revenues

	Quarter Ended December 31,		B/(W)
(in millions)	2013	2012	2013 vs. 2012

Media Networks	$2,541	$2,394	6%
Filmed Entertainment	681	975	(30)
Eliminations	(25)	(55)	NM
Total Revenues	$3197	$3314	(4)%

NM - Not Meaningful

Quarterly revenues were $3.20 billion for the quarter. Media Networks revenues rose 6% to $2.54 billion, driven by increases in affiliate fees and advertising revenues. Affiliate revenues grew 10% on a domestic and worldwide basis, primarily due to rate increases. Domestic advertising revenues increased 3% due to favorable ratings trends. Worldwide advertising revenues increased 4% to $1.33 billion in the quarter. Filmed Entertainment revenues declined 30% to $681 million. Theatrical revenues decreased 52% from the prior year, due to fewer titles released in the quarter and lower carryover revenues. Home entertainment revenues declined 37%.

Operating Income (Loss)

	Quarter Ended December 31,		B/(W)
(in millions)	2013	2012	2013 vs. 2012

Media Networks	$1,114	$1,030	8%
Filmed Entertainment	(74)	(139)	47
Corporate expenses	(51)	(60)	15
Equity-based compensation	(32)	(31)	(3)
Eliminations	3	(3)	NM
Operating income	$960	$797	20%

NM - Not Meaningful

Quarterly operating income increased 20% to $960 million in the quarter. Media Networks adjusted operating income increased 8%, reflecting higher revenues partially offset by increased programming investment and distribution costs. Filmed Entertainment generated an adjusted operating loss of $74 million, a 47% improvement over the prior year quarter, reflecting lower expenses associated with the reduced number of theatrical releases in the current quarter.
Quarterly adjusted net earnings from continuing operations attributable to Viacom increased 19% to $547 million, principally driven by higher operating income and a lower effective tax rate. Adjusted diluted earnings per share from continuing operations for the quarter were $1.20, a 32% improvement from the prior year’s comparable quarter.
Stock Repurchase Program
For the quarter ended December 31, 2013, Viacom repurchased 10.3 million shares under its stock repurchase program, for an aggregate purchase price of $850 million. As of January 29, 2014, Viacom had $8.87 billion remaining in its $20 billion stock repurchase program. As of December 31, 2013, Viacom had 440 million shares of common stock outstanding.

Debt
At December 31, 2013, total debt outstanding, including capital lease obligations, was $11.89 billion, unchanged from September 30, 2013. The Company’s cash balances were $1.42 billion at December 31, 2013, a decrease from $2.4 billion at September 30, 2013.
About Viacom
Viacom is home to premier global media brands that create compelling television programs, motion pictures, short-form video, apps, games, consumer products, social media and other entertainment content for audiences in more than 160 countries and territories. Viacom’s media networks, including MTV, VH1, CMT, Logo, BET, CENTRIC, Nickelodeon, Nick Jr., TeenNick, Nicktoons, Nick at Nite, Comedy Central, TV Land, SPIKE, Tr3s, Paramount Channel and VIVA, reach approximately 700 million households worldwide. Paramount Pictures, America’s oldest film studio, is a major global producer and distributor of filmed entertainment.
For more information about Viacom and its businesses, visit www.viacom.com. Viacom may also use social media channels to communicate with its investors and the public about the company, its brands and other matters, and those communications could be deemed to be material information. Investors and others are encouraged to review posts on Viacom’s company blog (blog.viacom.com), Twitter feed (www.twitter.com/viacom) and Facebook page (http://www.facebook.com/viacom).

Cautionary Statement Concerning Forward-Looking Statements
This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect our current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause future results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of our programs, motion pictures and other entertainment content on the various platforms on which they are distributed; technological developments and their effect in our markets and on consumer behavior; competition for audiences and distribution; the impact of piracy; economic conditions generally, and in advertising and retail markets in particular; fluctuations in our results due to the timing, mix and availability of our motion pictures and other programming; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting our businesses generally; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our 2013 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. If applicable, reconciliations for any non-GAAP financial information contained in this news release are included in this news release or available on our website at http://www.viacom.com.

Contacts Press: Jeremy Zweig Vice President, Corporate Communications (212) 846-7503 jeremy.zweig@viacom.com	Investors: James Bombassei Senior Vice President, Investor Relations (212) 258-6377 james.bombassei@viacom.com
Mark Jafar Vice President, Corporate Communications (212) 846-8961 mark.jafar@viacom.com	Pamela Yi Director, Investor Relations (212) 846-7581 pamela.yi@viacom.com

VIACOM INC. CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
	Quarter Ended December 31,
(in millions, except per share amounts)	2013	2012

Revenues	$3,197	$3,314
Expenses:
Operating	1,474	1,763
Selling, general and administrative	704	697
Depreciation and amortization	59	57
Total expenses	2,237	2,517
Operating income	960	797
Interest expense, net	(149)	(110)
Equity in net earnings of investee companies	26	24
Other items, net	—	7
Earnings from continuing operations before provision for income taxes	837	718
Provision for income taxes	(280)	(236)
Net earnings from continuing operations	557	482
Discontinued operations, net of tax	—	(3)
Net earnings (Viacom and noncontrolling interests)	557	479
Net earnings attributable to noncontrolling interests	(10)	(9)
Net earnings attributable to Viacom	$547	$470
Amounts attributable to Viacom:
Net earnings from continuing operations	$547	$473
Discontinued operations, net of tax	—	(3)
Net earnings attributable to Viacom	$547	$470
Basic earnings per share attributable to Viacom:
Continuing operations	$1.23	$0.94
Discontinued operations	—	—
Net earnings	$1.23	$0.94
Diluted earnings per share attributable to Viacom:
Continuing operations	$1.20	$0.93
Discontinued operations	—	(0.01)
Net earnings	$1.20	$0.92
Weighted average number of common shares outstanding:
Basic	444.9	501.5
Diluted	454.0	509.1
Dividends declared per share of Class A and Class B common stock	$0.30	$0.275

VIACOM INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except par value)	December 31, 2013	September 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$1,417	$2,403
Receivables, net	2,916	2,987
Inventory, net	728	770
Deferred tax assets, net	60	58
Prepaid and other assets	326	508
Total current assets	5,447	6,726
Property and equipment, net	1,025	1,040
Inventory, net	4,156	3,945
Goodwill	11,092	11,079
Intangibles, net	266	279
Other assets	792	760
Total assets	$22,778	$23,829
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$242	$316
Accrued expenses	789	1,074
Participants’ share and residuals	1,090	1,110
Program rights obligations	556	576
Deferred revenue	218	230
Current portion of debt	18	18
Other liabilities	310	466
Total current liabilities	3,223	3,790
Noncurrent portion of debt	11,868	11,867
Participants’ share and residuals	376	437
Program rights obligations	500	527
Deferred tax liabilities, net	621	649
Other liabilities	1,185	1,169
Redeemable noncontrolling interest	206	200
Commitments and contingencies
Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 51.0 and 51.1 outstanding, respectively	—	—
Class B Common stock, par value $0.001, 5,000.0 authorized; 388.5 and 398.2 outstanding, respectively	—	—

Additional paid-in capital	9,513	9,490
Treasury stock, 346.6 and 336.3 common shares held in treasury, respectively	(16,675)	(15,825)
Retained earnings	12,040	11,629
Accumulated other comprehensive loss	(76)	(101)
Total Viacom stockholders’ equity	4,802	5,193
Noncontrolling interests	(3)	(3)
Total equity	4,799	5,190
Total liabilities and equity	$22,778	$23,829

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following table reconciles our results for the quarter ended December 31, 2012 to adjusted results that exclude the impact of certain items identified as affecting comparability ("Factors Affecting Comparability"), including discrete tax benefits. We use consolidated adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted earnings per share ("EPS") from continuing operations, as applicable, among other measures, to evaluate our actual operating performance and for planning and forecasting of future periods. We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as our management. Since these are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America ("GAAP"), they should not be considered in isolation of, or as a substitute for, operating income, net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies. There were no adjustments to our results for the quarter ended December 31, 2013.

(in millions, except per share amounts)
	Quarter Ended December 31, 2012
	Operating Income	Pre-tax Earnings from Continuing Operations	Net Earnings from Continuing Operations Attributable to Viacom	Diluted EPS from Continuing Operations
Reported results	$797	$718	$473	$0.93
Factors Affecting Comparability:
Discrete tax benefits(1)	—	—	(12)	(0.02)
Adjusted results	$797	$718	$461	$0.91

(1) Adjusted results for the quarter ended December 31, 2012 exclude $12 million of discrete tax benefits, principally reflecting the release of tax reserves with respect to certain effectively settled tax positions.